UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 28, 2024, Hyatt Hotels Corporation (the “Company”) announced plans for affiliates of Hyatt and Grupo Piñero to enter into a long-term asset-light strategic joint venture, headquartered in Palma de Mallorca, Spain, which will manage Bahia Principe-branded Hotels & Resorts and own the Bahia Principe brand. The joint venture is expected to expand Hyatt’s all-inclusive room portfolio by approximately 30% and enhance Hyatt’s position as one of the leading providers of all-inclusive offerings across the world.

An affiliate of the Company is investing €359 million at closing for 50% of the joint venture, plus €60 million when certain conditions are met, and separately, there is additional consideration tied to, and contingent upon, the development and opening of additional hotels in the future developed by Grupo Piñero on land that they already own in the Dominican Republic, Mexico, and Jamaica. Upon closing, 23 resorts, totaling over 12,000 rooms, including 22 resorts under the Bahia Principe Hotels & Resorts brand located across the Dominican Republic, Mexico, Jamaica, and Spain, as well as the exclusive Cayo Levantado Resort in the Dominican Republic will be added to Hyatt’s Inclusive Collection. A majority of the proceeds from this transaction will be leveraged by Grupo Piñero to invest in renovations for existing Bahia Principe resorts.

After closing, financial results of the joint venture will be consolidated within the Company’s financial statements and base and incentive management fees from hotel management are anticipated to be between €55 to €60 million in 2028, with additional revenue and fees earned from Hyatt platforms.

The transaction is anticipated to close in the coming months subject to customary closing conditions. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01, including Exhibit 99.1, in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Forward-Looking Statements

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s outlook, plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, business trends and expectations, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Hyatt Hotels Corporation Press Release, dated October 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: October 28, 2024	By:	/s/ Joan Bottarini
	Name:	Joan Bottarini
	Title:	Executive Vice President, Chief Financial Officer